As filed with the Securities and Exchange Commission on June 29, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MortgageIT Holdings, Inc.

(Exact name of registrant as specified in governing instruments)

33 Maiden Lane
New York, NY 10038
(212) 651-7700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John R. Cuti, Esq.
General Counsel
33 Maiden Lane
New York, NY 10038
(212) 651-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Norman B. Antin, Esq. Jeffrey D. Haas, Esq. Lloyd H. Spencer, Esq. Patton Boggs LLP 2550 M Street, NW Washington, DC 20037 (202) 457-6000	Jay L. Bernstein, Esq. Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      Registration No. 333-125556

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Calculation of Registration Fee

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.01 per share	$33,175,313	$3,905

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note and Incorporation of Certain Information by Reference

This Registration Statement on Form S-11 is being filed by MortgageIT Holdings, Inc. (the "Registrant") pursuant to Rule 462(b) and General Instruction G of Form S-11, both as promulgated under the Securities Act of 1933, as amended. The Registrant hereby incorporates by reference into this Registration Statement on Form S-11 the contents of the Registrant's Registration Statement on Form S-11 (File No. 333-125556) declared effective on June 29, 2005 by the Securities and Exchange Commission (the "Commission") including each of the documents filed or deemed included by the Registrant with the Commission therein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 2005.

MORTGAGEIT HOLDINGS, INC.
By: /s/ DOUG W. NAIDUS
Name:	Doug W. Naidus
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DOUG W. NAIDUS	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 29, 2005

Doug W. Naidus

/s/ GLENN J. MOURIDY*	President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2005

Glenn J. Mouridy

/s/ FRED A. ASSENHEIMER*	Director	June 29, 2005

Fred A. Assenheimer

/s/ WILLIAM L. COLLINS*	Director	June 29, 2005

William L. Collins

/s/ MICHAEL N. GARIN*	Director	June 29, 2005

Michael N. Garin

/s/ MICHAEL J. MAROCCO*	Director	June 29, 2005

Michael J. Marocco

/s/ NANCY MCKINSTRY*	Director	June 29, 2005

Nancy McKinstry

/s/ MARK C. PAPPAS*	Director	June 29, 2005

Mark C. Pappas

/s/ TIMOTHY SCHANTZ*	Director	June 29, 2005

Timothy Schantz

*By: /s/ DOUG W. NAIDUS ______________________ Doug W. Naidus Attorney-in-fact	June 29, 2005

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Exhibit Number	Description
5.1	Opinion of Patton Boggs LLP as to the legality of the securities being registered by MortgageIT Holdings, Inc. (Incorporated by reference to Exhibit 5.1 of the Registrant's Registration Statement on Form S-11 (Registration No. 333-125556) as filed with the Commission on June 6, 2005 and declared effective on June 29, 2005)
8.1	Opinion of Patton Boggs LLP regarding certain material tax issues relating to MortgageIT Holdings, Inc. (Incorporated by reference to Exhibit 8.1 of the Registrant's Registration Statement on Form S-11 (Registration No. 333-125556) as filed with the Commission on June 6, 2005 and declared effective on June 29, 2005)
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Patton Boggs LLP (contained in the opinions incorporated by reference as Exhibits 5.1 and 8.1 and incorporated herein by reference)
24.1	Power of Attorney (included on the signature page of the Registrant's Registration Statement on Form S-11 (Registration No. 333-125556) as filed with the Commission on June 6, 2005 and declared effective on June 29, 2005)

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